EXHIBIT 99.1

Zoetis Announces Second Quarter 2024 Results

•Reports Revenue of $2.4 Billion, Growing 8%, and Net Income of $624 Million, or $1.37 per Diluted Share, Decreasing 7% and 6%, Respectively, on a Reported Basis for Second Quarter 2024
•Delivers 11% Operational Growth in Revenue and 18% Operational Growth in Adjusted Net Income for Second Quarter 2024
•Reports Adjusted Net Income of $711 Million, or Adjusted Diluted EPS of $1.56, for Second Quarter 2024
•Raises Full Year 2024 Revenue Guidance to $9.100 - $9.250 Billion, with Diluted EPS of $5.35 to $5.45 on a Reported Basis, or $5.78 to $5.88 on an Adjusted Basis
•Increases Full Year 2024 Operational Revenue Growth to 9% to 11% and Full-Year Operational Growth in Adjusted Net Income to 13.5% to 15.5%

PARSIPPANY, N.J. – August 6, 2024 – Zoetis Inc. (NYSE:ZTS) today reported its financial results for the second quarter of 2024 and raised its guidance for full year 2024.

The company reported revenue of $2.4 billion for the second quarter of 2024, an increase of 8% compared with the second quarter of 2023. On an operational1 basis, revenue for the second quarter of 2024 increased 11% compared with the second quarter of 2023. Net income for the second quarter of 2024 was $624 million, or $1.37 per diluted share, a decrease of 7% and 6%, respectively, on a reported basis.

Adjusted net income2 for the second quarter of 2024 was $711 million, or $1.56 per diluted share, an increase of 9% and 11%, respectively, on a reported basis, and an increase of 18% and 20%, respectively, on an operational basis. Adjusted net income for the second quarter of 2024 excludes the net impact of $87 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

EXECUTIVE COMMENTARY
“We had another outstanding quarter, demonstrating the strong demand for our trusted, innovative products, our ability to capture and expand markets, and the dedication of our purpose-driven colleagues," said Kristin Peck, Chief Executive Officer of Zoetis. “We achieved 12% revenue growth in
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the U.S. and 10% operational revenue growth internationally, with both our companion animal and livestock portfolios seeing impressive global operational growth, 12% and 9% respectively."

"Our excellent first half across key franchises, including osteoarthritis (OA) pain, Simparica and key dermatology, is a testament to our commitment to deliver breakthrough innovations that address our customers' unmet needs and our differentiated execution. I look forward to continuing our momentum into the second half of the year where we will remain focused on executing our strategy, building trust and preference for our best-in-class products and delivering value to shareholders.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2024:
•Revenue in the U.S. segment was $1.3 billion, an increase of 12% compared with the second quarter of 2023. Sales of companion animal products increased 13%, driven by the company's monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats. Also contributing to growth in the quarter was Simparica Trio®, the company's flea, tick and heartworm combination product as well as the company's key dermatology portfolio, including Apoquel® and Cytopoint®. Sales of livestock products increased 11% in the quarter. Growth in both cattle and swine products was driven primarily by a soft prior year comparison due to the timing of supply of ceftiofur.

•Revenue in the International segment was $1.0 billion, reflecting a 4% increase on a reported basis and an increase of 10% operationally compared with the second quarter of 2023. Sales of companion animal products grew 7% on a reported basis and 12% operationally. Growth in the quarter was driven by the company’s companion animal products, including Simparica® and Simparica Trio, key dermatology products, Apoquel and Cytopoint, as well as OA pain products, Librela for dogs and Solensia for cats. Sales of livestock products were flat on a reported basis and grew 8% operationally. Growth of the company's cattle and poultry products was driven largely by price increases in hyperinflationary markets. Sales of fish products grew due to increased demand for vaccines in Norway.

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INVESTMENTS IN GROWTH
Zoetis continues to advance innovation and care for animals across the globe. Since its last quarterly earnings announcement, the company gained approval in Canada for Alpha Ject Micro® 7 ISA, the latest version of its combination vaccine for Atlantic Salmon, now enhanced with protection against Infectious Salmon Anaemia Virus (ISA). Simparica and Simparica Trio received approval in Canada for a claim related to the treatment and control of Asian longhorned tick infestations (Haemaphysalis longicornis) in dogs.

The company also received approval in Japan for Draxxin® KP (tulathromycin ketoprofen), an injectable for the treatment of bacterial pneumoniae in cattle. Fostera® Gold PCV MH, a one-shot vaccine for pigs that offers the longest lasting combined protection against porcine circovirus type 2 (PCV2) and Mycoplasma hyopneumoniae infections, gained approval in Mexico for a claim related to breeding herd safety.

The company is further strengthening its Diagnostic offerings with the anticipated launch of a new premium point-of-care hematology analyzer, Vetscan® Opticell™, in the second half of 2024. As the newest addition to the Diagnostics suite, it offers veterinary healthcare teams significant time, cost and space savings – leading to better patient outcomes and a more efficient clinic. The innovative AI-powered classification technology will offer a more advanced option for Complete Blood Count (CBC) analysis, providing lab-quality accuracy at the point-of-care.

In June, Zoetis published its 2023 Sustainability Report, highlighting specific actions the company has made by embedding sustainability across the business to support Communities, Animals and the Planet as it advances sustainability in animal health for a better future.

FINANCIAL GUIDANCE
Zoetis is raising its full year reported 2024 guidance due to the company's strong first half and the underlying strength in companion animal.
•Revenue between $9.100 billion to $9.250 billion (operational growth of 9% to 11%)
•Reported net income between $2.450 billion to $2.490 billion
•Adjusted net income between $2.640 billion to $2.690 billion (operational growth of 13.5% to 15.5%)
•Reported diluted EPS of $5.35 to $5.45
•Adjusted diluted EPS between $5.78 to $5.88
This guidance reflects foreign exchange rates as of late July. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
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WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:00 a.m. (ET) today, during which company executives will review second quarter 2024 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast and corresponding slides by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on August 6, 2024.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock farmers and ranchers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $8.5 billion in 2023 with approximately 14,100 employees. For more information, visit www.zoetis.com.
1 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; expectations regarding timing and financial impact of divestitures; foreign exchange rates, tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.
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Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
Revenue	$2,361	$2,180	8	$4,551	$4,180	9
Costs and expenses:
Cost of sales	668	607	10	1,311	1,195	10
Selling, general and administrative expenses	581	556	4	1,128	1,061	6
Research and development expenses	171	146	17	333	288	16
Amortization of intangible assets	35	37	(5)	72	74	(3)
Restructuring charges and certain acquisition and divestiture-related costs	42	8	*	46	29	59
Interest expense, net of capitalized interest	59	58	2	117	121	(3)
Other (income)/deductions–net	25	(104)	*	17	(157)	*
Income before provision for taxes on income	780	872	(11)	1,527	1,569	(3)
Provision for taxes on income	156	202	(23)	304	348	(13)
Net income before allocation to noncontrolling interests	624	670	(7)	1,223	1,221	—
Less: Net loss attributable to noncontrolling interests	—	(1)	*	—	(2)	*
Net income attributable to Zoetis Inc.	$624	$671	(7)	$1,223	$1,223	—

Earnings per share—basic	$1.37	$1.45	(6)	$2.68	$2.64	2

Earnings per share—diluted	$1.37	$1.45	(6)	$2.67	$2.64	1

Weighted-average shares used to calculate earnings per share
Basic	455.5	461.9		456.7	462.7
Diluted	456.0	462.9		457.4	463.8

(a)    The condensed consolidated statements of income present the three and six months ended June 30, 2024 and 2023. Subsidiaries operating outside the United States are included for the three and six months ended May 31, 2024 and 2023.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended June 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$668	$(1)	$—	$—	$667
Gross profit	1,693	1	—	—	1,694
Selling, general and administrative expenses	581	(3)	—	—	578
Amortization of intangible assets	35	(31)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	42	—	(5)	(37)	—
Other (income)/deductions–net	25	—	—	(33)	(8)
Income before provision for taxes on income	780	35	5	70	890
Provision for taxes on income	156	8	1	14	179
Net income attributable to Zoetis	624	27	4	56	711
Earnings per common share attributable to Zoetis–diluted	1.37	0.06	0.01	0.12	1.56

	Three Months Ended June 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$607	$(5)	$—	$—	$602
Gross profit	1,573	5	—	—	1,578
Selling, general and administrative expenses	556	(7)	—	—	549
Amortization of intangible assets	37	(31)	—	—	6
Restructuring charges and certain acquisition and divestiture-related costs	8	—	(4)	(4)	—
Other (income)/deductions–net	(104)	—	—	94	(10)
Income before provision for taxes on income	872	43	4	(90)	829
Provision for taxes on income	202	9	1	(34)	178
Net income attributable to Zoetis	671	34	3	(56)	652
Earnings per common share attributable to Zoetis–diluted	1.45	0.07	0.01	(0.12)	1.41
(a)    The condensed consolidated statements of income present the three months ended June 30, 2024 and 2023. Subsidiaries operating outside the United States are included for the three months ended May 31, 2024 and 2023.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,311	$(2)	$—	$—	$1,309
Gross profit	3,240	2	—	—	3,242
Selling, general and administrative expenses	1,128	(6)	—	—	1,122
Research and development expenses	333	(1)	—	—	332
Amortization of intangible assets	72	(63)	—	—	9
Restructuring charges and certain acquisition and divestiture-related costs	46	—	(5)	(41)	—
Other (income)/deductions–net	17	—	—	(35)	(18)
Income before provision for taxes on income	1,527	72	5	76	1,680
Provision for taxes on income	304	16	1	14	335
Net income attributable to Zoetis	1,223	56	4	62	1,345
Earnings per common share attributable to Zoetis–diluted	2.67	0.12	0.01	0.14	2.94

	Six Months Ended June 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,195	$(9)	$—	$—	$1,186
Gross profit	2,985	9	—	—	2,994
Selling, general and administrative expenses	1,061	(14)	—	—	1,047
Amortization of intangible assets	74	(62)	—	—	12
Restructuring charges and certain acquisition and divestiture-related costs	29	—	(5)	(24)	—
Other (income)/deductions–net	(157)	—	—	92	(65)
Income before provision for taxes on income	1,569	85	5	(68)	1,591
Provision for taxes on income	348	17	1	(32)	334
Net income attributable to Zoetis	1,223	68	4	(36)	1,259
Earnings per common share attributable to Zoetis–diluted	2.64	0.14	0.01	(0.08)	2.71
(a)    The condensed consolidated statements of income present the six months ended June 30, 2024 and 2023. Subsidiaries operating outside the United States are included for the six months ended May 31, 2024 and 2023.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition and divestiture-related costs include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Acquisition-related costs(a)	$1	$3	$1	$4
Divestiture-related costs(b)	4	—	4	—
Restructuring charges(c)	—	1	—	1
Total acquisition and divestiture-related costs—pre-tax	5	4	5	5
Income taxes(d)	1	1	1	1
Total acquisition and divestiture-related costs—net of tax	$4	$3	$4	$4
(a)    Acquisition-related costs represent external, incremental costs that directly relate to transacting and integrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Divestiture-related costs represent external, incremental costs that directly relate to divesting and disintegrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(c)    Restructuring charges represent employee termination costs directly related to acquisitions and divestitures, included in Restructuring charges and certain acquisition and divestiture-related costs.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Other restructuring charges and cost-reduction/productivity initiatives(a)	$37	$4	$41	$24
Certain asset impairment charges(b)	11	10	11	10
Loss on assets held for sale(c)	22	—	22	—
Net gain on sale of business(d)	—	(101)	—	(101)
Other	—	(3)	2	(1)
Total certain significant items—pre-tax	70	(90)	76	(68)
Income taxes(e)	14	(34)	14	(32)
Total certain significant items—net of tax	$56	$(56)	$62	$(36)
(a)    For the three and six months ended June 30, 2024, primarily consisted of employee termination costs related to organizational structure refinements, included in Restructuring charges and certain acquisition and divestiture-related costs. For the six months ended June 30, 2024, charges were partially offset by a reversal of certain employee termination costs as a result of a change in strategy from our 2015 operational efficiency initiative.
For the three and six months ended June 30, 2023, primarily consisted of employee termination costs related to organizational structure refinements, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    For the three and six months ended June 30, 2024, represents certain asset impairment charges related to our aquaculture business included in Other (income)/deductions–net.
For the three and six months ended June 30, 2023, represents certain asset impairment charges related to our precision animal health business, included in Other (income)/deductions–net.
(c)     Represents a loss on assets held for sale related to the planned sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Other (income)/deductions–net.
(d)    Represents a net gain on the sale of a majority interest in our pet insurance business, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the three and six months ended June 30, 2023, also includes tax expense related to changes to prior years' tax positions with regard to the one-time mandatory deemed repatriation tax under the Tax Cuts and Jobs Act.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$667	$602	11%	3%	8%
as a percent of revenue	28.3%	27.6%	NA	NA	NA
Adjusted SG&A expenses	578	549	5%	(2)%	7%
Adjusted R&D expenses	171	146	17%	—%	17%
Adjusted net income attributable to Zoetis	711	652	9%	(9)%	18%

	Six Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,309	$1,186	10%	3%	7%
as a percent of revenue	28.8%	28.4%	NA	NA	NA
Adjusted SG&A expenses	1,122	1,047	7%	(1)%	8%
Adjusted R&D expenses	332	288	15%	—%	15%
Adjusted net income attributable to Zoetis	1,345	1,259	7%	(10)%	17%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.

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ZOETIS INC.
2024 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2024
Revenue	$9,100 to $9,250
Operational growth(a)	9% to 11%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29.3%
Adjusted SG&A expenses(b)	$2,225 to $2,290
Adjusted R&D expenses(b)	$660 to $670
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $200
Effective tax rate on adjusted income(b)	20.0% to 20.5%
Adjusted diluted EPS(b)	$5.78 to $5.88
Adjusted net income(b)	$2,640 to $2,690
Operational growth(a)(c)	13.5% to 15.5%
Certain significant items and acquisition and divestiture-related costs(d)	$80 - $90

The guidance reflects foreign exchange rates as of late July 2024.
Reconciliations of 2024 reported guidance to 2024 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 29.4%		~ (0.1%)	~ 29.3%
SG&A expenses	$2,236 to $2,301		~ $(11)	$2,225 to $2,290
R&D expenses	$662 to $672		~ $(2)	$660 to $670
Interest expense and other (income)/deductions-net	~ $220	~ $(20)		~ $200
Effective tax rate	20.0% to 20.5%			20.0% to 20.5%
Diluted EPS	$5.35 to $5.45	~ $0.19	~ $0.24	$5.78 to $5.88
Net income attributable to Zoetis	$2,450 to $2,490	$80 - $90	~ $110	$2,640 to $2,690
(a)    Operational results (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,649	$1,489	11%	(1)%	12%
Livestock	694	671	3%	(6)%	9%
Contract Manufacturing & Human Health	18	20	(10)%	(1)%	(9)%
Total Revenue	$2,361	$2,180	8%	(3)%	11%

U.S.:
Companion Animal	$1,080	$959	13%	—%	13%
Livestock	228	206	11%	—%	11%
Total U.S. Revenue	$1,308	$1,165	12%	—%	12%

International:
Companion Animal	$569	$530	7%	(5)%	12%
Livestock	466	465	—%	(8)%	8%
Total International Revenue	$1,035	$995	4%	(6)%	10%

Companion Animal:
Dogs and Cats	$1,581	$1,424	11%	(2)%	13%
Horses	68	65	5%	(1)%	6%
Total Companion Animal Revenue	$1,649	$1,489	11%	(1)%	12%

Livestock:
Cattle	$350	$329	6%	(6)%	12%
Poultry	132	131	1%	(6)%	7%
Swine	130	133	(2)%	(7)%	5%
Fish	62	52	19%	(1)%	20%
Sheep and other	20	26	(23)%	(2)%	(21)%
Total Livestock Revenue	$694	$671	3%	(6)%	9%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$3,099	$2,714	14%	(2)%	16%
Livestock	1,414	1,429	(1)%	(5)%	4%
Contract Manufacturing & Human Health	38	37	3%	—%	3%
Total Revenue	$4,551	$4,180	9%	(3)%	12%

U.S.:
Companion Animal	$1,978	$1,680	18%	—%	18%
Livestock	493	490	1%	—%	1%
Total U.S. Revenue	$2,471	$2,170	14%	—%	14%

International:
Companion Animal	$1,121	$1,034	8%	(5)%	13%
Livestock	921	939	(2)%	(7)%	5%
Total International Revenue	$2,042	$1,973	3%	(6)%	9%

Companion Animal:
Dogs and Cats	$2,965	$2,577	15%	(2)%	17%
Horses	134	137	(2)%	(2)%	—%
Total Companion Animal Revenue	$3,099	$2,714	14%	(2)%	16%

Livestock:
Cattle	$741	$728	2%	(4)%	6%
Poultry	271	270	—%	(7)%	7%
Swine	257	275	(7)%	(6)%	(1)%
Fish	107	101	6%	(1)%	7%
Sheep and other	38	55	(31)%	(4)%	(27)%
Total Livestock Revenue	$1,414	$1,429	(1)%	(5)%	4%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(a)
Total International	$1,035	$995	4%	(6)%	10%
Australia	83	82	1%	(1)%	2%
Brazil	99	91	9%	(1)%	10%
Canada	75	70	7%	(1)%	8%
Chile	31	39	(21)%	(4)%	(17)%
China	68	84	(19)%	(3)%	(16)%
France	34	34	—%	(2)%	2%
Germany	58	53	9%	(1)%	10%
Italy	36	35	3%	1%	2%
Japan	39	47	(17)%	(13)%	(4)%
Mexico	46	38	21%	11%	10%
Spain	33	31	6%	(2)%	8%
United Kingdom	73	63	16%	3%	13%
Other developed markets	138	125	10%	(2)%	12%
Other emerging markets	222	203	9%	(25)%	34%

	Six Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(a)
Total International	$2,042	$1,973	3%	(6)%	9%
Australia	156	164	(5)%	(3)%	(2)%
Brazil	200	175	14%	3%	11%
Canada	136	120	13%	(1)%	14%
Chile	62	78	(21)%	(4)%	(17)%
China	144	186	(23)%	(3)%	(20)%
France	75	68	10%	(1)%	11%
Germany	109	98	11%	—%	11%
Italy	64	61	5%	1%	4%
Japan	76	86	(12)%	(12)%	—%
Mexico	90	77	17%	11%	6%
Spain	65	64	2%	—%	2%
United Kingdom	150	131	15%	4%	11%
Other developed markets	265	247	7%	(1)%	8%
Other emerging markets	450	418	8%	(25)%	33%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,308	$1,165	12%	—%	12%
Cost of Sales	232	214	8%	—%	8%
Gross Profit	1,076	951	13%	—%	13%
Gross Margin	82.3%	81.6%
Operating Expenses	204	212	(4)%	—%	(4)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$872	$739	18%	—%	18%

International:
Revenue	$1,035	$995	4%	(6)%	10%
Cost of Sales	342	315	9%	—%	9%
Gross Profit	693	680	2%	(9)%	11%
Gross Margin	67.0%	68.3%
Operating Expenses	175	166	5%	(4)%	9%
Other (income)/deductions-net	—	(1)	*	*	*
International Earnings	$518	$515	1%	(10)%	11%

Total Reportable Segments	$1,390	$1,254	11%	(4)%	15%

Other business activities(c)	(142)	(116)	22%
Reconciling Items:
Corporate(d)	(299)	(256)	17%
Purchase accounting adjustments(e)	(35)	(43)	(19)%
Acquisition and divestiture-related costs(f)	(5)	(4)	25%
Certain significant items(g)	(70)	90	*
Other unallocated(h)	(59)	(53)	11%
Total Earnings(i)	$780	$872	(11)%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, as well as a loss on assets held for sale and the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,471	$2,170	14%	—%	14%
Cost of Sales	449	417	8%	—%	8%
Gross Profit	2,022	1,753	15%	—%	15%
Gross Margin	81.8%	80.8%
Operating Expenses	394	400	(2)%	—%	(2)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$1,628	$1,353	20%	—%	20%

International:
Revenue	$2,042	$1,973	3%	(6)%	9%
Cost of Sales	655	606	8%	—%	8%
Gross Profit	1,387	1,367	1%	(9)%	10%
Gross Margin	67.9%	69.3%
Operating Expenses	334	317	5%	(4)%	9%
Other (income)/deductions-net	—	—	*	*	*
International Earnings	$1,053	$1,050	—%	(10)%	10%

Total Reportable Segments	$2,681	$2,403	12%	(4)%	16%

Other business activities(c)	(274)	(230)	19%
Reconciling Items:
Corporate(d)	(587)	(464)	27%
Purchase accounting adjustments(e)	(72)	(85)	(15)%
Acquisition and divestiture-related costs(f)	(5)	(5)	—%
Certain significant items(g)	(76)	68	*
Other unallocated(h)	(140)	(118)	19%
Total Earnings(i)	$1,527	$1,569	(3)%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, as well as a loss on assets held for sale and the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
16 |